UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2008

QUICKSILVER GAS SERVICES LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33631	56-2639586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-8620

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 26, 2008, we issued a press release reporting our operating and financial results for the quarter and year ended December 31, 2007.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.  The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  We presented EBITDA and adjusted gross margin for all periods presented in the press release.  As part of the press release, we provided a reconciliation of EBITDA and adjusted gross margin to net income, which is the most comparable financial measure determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  EBITDA is used as a supplemental performance measure by our management to assess:

•	financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•	our operating performance as compared to those of other companies in the midstream energy industry without regard to financing methods, capital structure or historical cost basis; and
•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

We also use EBITDA to assess our ability to incur and service debt, fund capital expenditures and make distributions.  Adjusted gross margin is used by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others to evaluate the relationship between our gathering and processing revenues and our cost of operating our facilities and our general and administrative overhead.

Item 9.01.	Financial Statements and Exhibits.

  (d) Exhibits:

Exhibit Number	Description
99.1	Press release dated February 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER GAS SERVICES LP

By:	Quicksilver Gas Services GP LLC
its General Partner

By:	/s/ Philip Cook
Philip Cook
Senior Vice President -
Chief Financial Officer

Date: February 26, 2008

Index to Exhibits

Exhibit Number	Description
99.1	Press release dated February 26, 2008.